UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

Live Ventures Incorporated

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Precision Industries, Inc. Refinancing Transaction

On January 20, 2022, Precision Industries, Inc., dba Precision Marshall (the “Borrower”), an indirect, wholly-owned subsidiary of the registrant, Live Ventures Incorporated (the “Company”), entered into a series of agreements (the “Agreements”) with Fifth Third Bank (the “Lender”) to refinance its existing credit facility with Eclipse Business Capital, LLC, formerly known as Encina Business Credit, LLC (the “Prior Lender”). The refinanced credit facility, totaling $29 million, is comprised of $23.0 million in revolving credit, $3.5 million in machinery and equipment (“M&E”) lending, and $2.5 million for capital expenditure (“Capex”) lending. Proceeds will be used to refinance existing debt, with the remainder for working capital, M&E, and Capex purposes.

Advances under the new credit facility will bear interest at the 30-day Secured Overnight Financing Rate (“SOFR”) plus 200 basis points for lending under the revolving facility, and 30-day SOFR plus 225 basis points for M&E and Capex lending (Effective December 31, 2021, SOFR replaced the USD London Interbank-Offered Rate (“LIBOR”) for most financial benchmarking). The refinancing of the Borrower’s existing credit facility reduces interest costs and improves the availability and liquidity of funds by approximately $3.0 million at the close.

The facility terminates on January 20, 2027, unless terminated earlier in accordance with its terms. During the term of the Agreements, if the Borrower prepays all of its obligations and terminates the Lender’s commitment to make loans, or the obligations are accelerated as described in the Agreements, the Borrower must pay all of its other obligations as well as a termination fee to Lender. The termination fee is an amount equal to 2% of the Facility Amount if the termination occurs on or before January 20, 2023 or 1% of the Facility Amount if the termination occurs between January 21, 2023 and January 20, 2024.

Advances under the new credit facility are secured by a pledge of substantially all of the assets of the Borrower. Precision Affiliated Holdings LLC, a direct, wholly-owned subsidiary of the Company and corporate parent of the Borrower, is a guarantor of the facility. The Company is not a guarantor of the facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K hereto contain “forward-looking statements”, including statements regarding the proposed offering. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this document include, without limitation, statements regarding the Company’s expectations as to the completion, timing and size of the proposed private offering, the anticipated use of proceeds therefrom. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2021. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.92	Credit and Security Agreement, dated as of January 20, 2022, between Fifth Third Bank, National Association, and Precision Industries, Inc.

10.93	Trademark Security Agreement, dated as of January 20, 2022, by and between Precision Industries, Inc., and Fifth Third Bank, National Association

10.94	Guaranty, dated as of January 20, 2022, by Precision Affiliated Holdings LLC for the benefit of Fifth Third Bank, National Association

10.95	Guarantor Security Agreement, dated as of January 20, 2022, by and between Precision Affiliated Holdings LLC, and Fifth Third Bank, National Association

10.96	Stock Pledge Agreement, made as of January 20, 2022, by Precision Affiliated Holdings LLC, to Fifth Third Bank, National Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: January 25, 2022